SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                October 19, 2004



                             THE COCA-COLA COMPANY
             (Exact name of Registrant as specified in its charter)



         Delaware                001-02217              58-0628465
     (State or other            (Commission           (IRS Employer
      jurisdiction              File Number)        Identification No.)
   of incorporation)



          One Coca-Cola Plaza
             Atlanta, Georgia                             30313
 (Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code: (404) 676-2121

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Item 1.01       Entry into a Material Definitive Agreement

On October 19, 2004, the European Commission accepted an Undertaking from The Coca-Cola Company and certain of its bottlers relating to various commercial practices that had been under investigation by the European Commission since 1999. The commitments set forth in the Undertaking will be published for third-party comments before becoming final. A copy of the Undertaking is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01       Regulation FD Disclosure

Attached as Exhibit 99.2, and incorporated herein by reference, is a copy of a press release of The Coca-Cola Company, dated October 19, 2004, regarding the Undertaking referred to in Item 1.01. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.


Item 9.01(c).    Exhibits

Exhibit 99.1 Undertaking from The Coca-Cola Company and certain of its bottlers, dated October 19, 2004, relating to various commercial practices that had been under investigation by the European Commission.

Exhibit 99.2 Press Release of The Coca-Cola Company, dated October 19, 2004, regarding European Commission Undertaking.

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                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 THE COCA-COLA COMPANY
                                     (REGISTRANT)


Date: October 19, 2004           By:  /s/ David M. Taggart
                                      --------------------------------
                                          David M. Taggart
                                          Vice President and Treasurer

                                 Exhibit Index



Exhibit No.
-----------

Exhibit 99.1 Undertaking from The Coca-Cola Company and certain of its bottlers, dated October 19, 2004, relating to various commercial practices that had been under investigation by the European Commission.

Exhibit 99.2 Press Release of The Coca-Cola Company, dated October 19, 2004, regarding European Commission Undertaking.